February 21, 1999



United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Multi-Link Telecommunications, Inc.

Dear Sir or Madam:

We have read and agree with the comments in the "Experts" section of the Registration Statement on Form SB-2 filed by Multi-Link Telecommunications, Inc.

Very Truly Yours,


/s/ James E. Sheifley & Associates, PC
James E. Sheifley & Associates, PC